EXHIBIT 99.1

Pages 40 to 48 of the definitive proxy statement of Tim Hortons Inc.

filed with the Commission on August 17, 2009, containing the section entitled

“Description of Share Capital of New THI.”

DESCRIPTION OF SHARE CAPITAL OF NEW THI

Authorized Share Capital

New THI is authorized to issue an unlimited number of common shares, one Class A preferred share and an unlimited number of preferred shares, issuable in series. The preferred shares are what are commonly referred to as “blank check” preferred shares and, therefore, New THI’s Board of Directors may designate and create the preferred shares as shares of any series and determine the respective rights and restrictions of any such series. The rights, privileges, restrictions or conditions attaching to a class of shares may not be modified other than with the approval of the holders of such class, voting separately as a class. See also “—Changes to Rights of a Class or Series” and “—Voting” below.

As of the close of business on August 12, 2009, New THI had no common shares outstanding and one Class A redeemable retractable preferred share outstanding. If the merger is completed, New THI will issue approximately 180,996,877 common shares in the merger, and the single Class A preferred share held by THI USA prior to the merger will be redeemed, along with the redeemable retractable preference share in THI USA that will be issued to New THI in the merger.

Voting

Holders of New THI common shares are entitled to receive notice of any meeting of shareholders and to one vote for each share held of record on all matters at all meetings of shareholders, except at a meeting where holders of a particular class or series of shares are entitled to vote separately. New THI’s common shareholders have no cumulative voting rights and all of the members of New THI’s Board of Directors are to be elected annually. Under New THI’s by-laws, shareholders take action by a majority of votes cast, unless otherwise provided by the CBCA or New THI’s articles of incorporation or by-laws.

Under the CBCA, some matters, such as changing New THI’s name, the creation of a new class of authorized shares, voluntarily winding-up the corporation and others, require the approval of shareholders by a special resolution. A special resolution is a resolution that is either passed at a meeting duly called and held for that purpose by not less than two-thirds of the votes cast by the shareholders who voted in respect of that resolution or that is signed by all the shareholders entitled to vote on that resolution.

There are no limitations imposed by the CBCA or New THI’s articles of incorporation or by-laws on the right of shareholders residing outside of Canada to hold or vote their New THI common shares.

Changes to Rights of a Class or Series

Under the CBCA, the articles of a corporation may by special resolution be amended to, among other things: (1) change the designation of all or any of its shares and add, change or remove any rights, privileges, restrictions and conditions, including rights to accrued dividends, in respect of all or any of its shares, whether issued or unissued; (2) change the shares of any class or series, whether issued or unissued, into a different number of shares of the same class or series or into the same or a different number of shares of other classes or series; or (3) add, change or remove restrictions on the issue, transfer or ownership of shares.

The CBCA also provides that, subject to certain limitations and unless the articles of the corporation specify otherwise, holders of shares of a class, and in certain circumstances, holders of shares of a series, are entitled to vote separately as a class or series on a proposal to amend the articles of incorporation to, among other things:

(1)	increase or decrease any maximum number of authorized shares of such class, or increase any maximum number of authorized shares of a class having rights or privileges equal or superior to the shares of such class;

(2)	effect an exchange, reclassification or cancellation of all or part of the shares of such class;

(3)	add, change or remove the rights, privileges, restrictions or conditions attached to the shares of such class and, without limiting the generality of the foregoing, (a) remove or change prejudicially rights to accrued dividends or rights to cumulative dividends, (b) add, remove or change prejudicially redemption rights, (c) reduce or remove a dividend preference or a liquidation preference, or (d) add, remove or change prejudicially conversion privileges, options, voting, transfer or pre-emptive rights, or rights to acquire securities of a corporation, or sinking fund provisions;

(4)	increase the rights or privileges of any class of shares having rights or privileges equal or superior to the shares of such class;

(5)	create a new class of shares equal or superior to the shares of such class;

(6)	make any class of shares having rights or privileges inferior to the shares of such class equal or superior to the shares of such class;

(7)	effect an exchange or create a right of exchange of all or part of the shares of another class into the shares of such class; or

(8)	constrain the issue, transfer or ownership of the shares of such class or change or remove such constraint.

Quorum for General Meetings

A quorum of shareholders is present at a meeting of New THI shareholders regardless of the number of persons actually present at the meeting, if the holders of not less than 25% of the common shares entitled to vote at the meeting are present in person or represented by proxy. A quorum need not be present throughout the meeting provided a quorum is present at the opening of the meeting.

Dividend Rights

Subject to the preferences, limitations and relative rights of holders of New THI’s preferred shares described below, the holders of New THI common shares are entitled, among other things, to receive any dividend declared by New THI. New THI may pay a dividend by issuing fully paid shares of New THI, money and/or property. For information regarding New THI’s expected future dividend payments, see “The Merger Agreement—Dividends.”

Rights Upon Liquidation

Upon any liquidation of New THI, after creditors of the corporation have been paid in full and the full amounts that holders of any issued shares ranking senior to the common shares as to distribution on liquidation or winding up are entitled to receive have been paid or set aside for payment, the holders of New THI’s common shares are entitled to receive, pro rata, any remaining assets of New THI available for distribution.

No Sinking Fund

The New THI common shares have no sinking fund provisions.

No Liability for Further Calls or Assessments

The New THI common shares to be issued in the merger will be duly and validly issued, fully paid and non-assessable.

No Preemptive Rights

New THI shareholders have no preemptive rights to subscribe for or purchase any additional shares of capital stock issued by New THI.

Redemption and Conversion

There are no provisions for redemption or conversion rights with respect to the New THI common shares and no provisions discriminate against existing or prospective shareholders as a result of a security holder owning a substantial amount of securities.

Restrictions on Transfer

New THI’s articles of incorporation and by-laws do not impose any restrictions on transfer of New THI’s common shares.

Other Classes or Series of Shares

Preferred Shares. New THI is authorized to issue an unlimited number of preferred shares, which shares may be issued in one or more series by New THI’s Board of Directors without further action by shareholders. In any resolution authorizing the issuance of preferred shares, the Board of Directors of New THI is authorized to fix for each such series the number of shares which shall constitute such series, and the designations, rights, privileges, restrictions and conditions attaching to the shares of such series, including as to voting power (whether full, limited or no voting power), any right to receive dividends, rights of redemption (if any) and conversion or exchange rights.

Share Repurchases

The previously announced share repurchase program was due to remain open from March 2, 2009 until March 1, 2010. However, as previously announced, we have deferred additional repurchases under this program pending the Board’s review of capital allocation activities, including share repurchases and New THI’s dividend policy, until after the completion of the reorganization. As such, we do not expect to complete the full amount of repurchases provided for under this program before it expires.

Transfer Agent

The transfer agent and registrar for New THI’s common shares is expected to be Computershare.

Anti-Takeover Provisions

The level of anti-takeover provisions with respect to New THI differs from that with respect to THI USA by virtue of the differences between the DGCL and the CBCA, the differences between the provisions of the certificate of incorporation and by-laws of THI USA and the articles of incorporation and by-laws of New THI, and the differences between the THI USA rights plan and the New THI rights plan. See “Comparison of Rights of Stockholders/Shareholders” and “—Shareholder Rights Plan.”

New THI’s articles of incorporation and by-laws, which are generally consistent with Canadian corporate law requirements and common commercial practice, do not provide the same type of anti-takeover provisions as do THI USA’s certificate of incorporation and by-laws. For example, under THI USA’s certificate of incorporation and by-laws, THI USA has a classified board of directors and stockholders are unable to call special meetings. As summarized below at “Comparison of Rights of Stockholders/Shareholders,” there are material differences between the DGCL and the CBCA that also have the effect of reducing the anti-takeover provisions applicable with respect to New THI, such as the ability of shareholders who meet certain requirements to make proposals, including the nomination of directors, in New THI’s management proxy circular for annual shareholder meetings. You should consider these differences in anti-takeover provisions in evaluating the merger.

The CBCA does not contain a comparable provision to Section 203 of the DGCL with respect to business combinations. Please see “Comparison of Rights of Stockholders/Shareholders—Special Vote Required for Combinations with Interested Stockholders/Shareholders” with respect to the provisions of Section 203. However, Multilateral Instrument 61-101 – Protection of Minority Security Holders in Special Transactions (“MI 61-101”) of the Canadian Securities Administrators contains requirements in connection with “related party transactions.” A related party transaction means, generally, any transaction by which an issuer, directly or indirectly:

(i) acquires, sells, leases or transfers an asset;

(ii) acquires or issues securities;

(iii) assumes or becomes subject to a liability; or

(iv) borrows money or lends money;

from or to, as the case may be, a related party by any means in any one or any combination of transactions.

“Related Party” is defined in MI 61-101 and includes directors, senior officers and holders of more than 10% of the voting securities of the issuer or holders of a sufficient number of any securities of the issuer to materially affect control of the issuer. MI 61-101 requires, subject to certain exceptions:

(i) specific disclosure in the proxy circular sent to security holders in connection with a related party transaction where a meeting is required;

(ii) the preparation of a formal valuation of the subject matter of the related party transaction and any non-cash consideration offered in connection therewith; and

(iii) the inclusion of a summary of the valuation in the proxy circular.

MI 61-101 also requires, subject to certain exceptions, that an issuer not engage in a related party transaction unless the shareholders of the issuer, other than the related parties, approve the transaction by a simple majority of the votes cast. See “Comparison of Rights of Stockholders/Shareholders.”

Shareholder Rights Plan

Background and Reasons for the New THI Shareholder Rights Plan

THI USA maintains a stockholder rights plan, which is designed to provide the stockholders sufficient time to assess a tender offer for the corporation, if such an offer were to be made, and to provide THI USA’s Board of Directors with the opportunity to explore and develop alternatives to any tender offer that are in the best interests of the corporation and its stockholders. In order for the rights of shareholders of New THI to match those of THI USA, to the extent practicable given the different legal frameworks governing the respective corporation, New THI will adopt a similar shareholder rights plan. The New THI Board of Directors, as noted below, has concluded that the adoption of the shareholder rights plan is in the best interests of New THI and its shareholders. However, and as further discussed below, the New THI shareholder rights plan will contain important differences from the THI USA rights plan.

Several hundred public companies in Canada have adopted shareholder rights plans. These plans have as their objective providing shareholders of the companies involved, and the boards of directors of such companies, with the time necessary to ensure that, in the event of a take-over bid (the Canadian term for a tender offer) for the company, alternatives to the bid which may be in the best interests of the company are identified and fully explored. Securities legislation in Canada currently permits a take-over bid to expire in 35 days. The New THI Board of Directors is of the view that this is not sufficient time to assess a take-over bid, were such a bid to be made, and, if the New THI Board of Directors were to deem it appropriate in the circumstances, to identify and explore alternatives which may be in the best interests of New THI and its shareholders. In the event that competing bids were to emerge, the New THI Board of Directors also believes that securities legislation in Canada would not provide a sufficient minimum period of time in which the New THI Board of Directors could assess a competing offer or for shareholders to make a reasoned decision about the merits of the competing bids. The shareholder rights plan is not intended to prevent a take-over bid or to deter offers for the common shares of New THI. It is designed to encourage anyone seeking to acquire control of New THI to make a bid or offer that represents full and fair value to all shareholders and to allow the Board of Directors to have sufficient time to evaluate all such competing bids.

The existence of a shareholder rights plan does not affect the duty of the New THI Board of Directors to act honestly and in good faith with a view to the best interests of the corporation and its shareholders, and to consider any offer made on that basis. The shareholder rights plan is designed to provide the New THI Board of Directors with the means to bring about negotiations with an offeror on behalf of the corporation’s shareholders.

The New THI Board of Directors, as part of its review and analysis of the shareholder rights plan, considered, among other matters, (i) recent developments in shareholder rights plans in Canada, (ii) the terms and conditions of current rights plans adopted by other Canadian companies, (iii) recent experience involving rights plans in the context of take-over bids, and (iv) the commentary of the investment community and governance organizations on these plans. Based upon this review, the New THI Board of Directors has adopted a shareholder rights plan that addresses the concerns of institutional shareholders and investment industry commentators on a basis that is generally consistent with the objectives of shareholder rights plans that are commonly found in the Canadian public market.

Summary of Certain Key Provisions of New THI’s Shareholder Rights Plan

The following is a summary of the material provisions of New THI’s shareholder rights plan, a copy of which is attached to and forms a part of this proxy statement/prospectus as Annex D.

The shareholder rights plan is not intended to, and will not, prevent a take-over of New THI. As discussed above, the objectives of the shareholder rights plan are to provide the Board of Directors with sufficient time to assess and evaluate a take-over bid and to permit New THI’s Board of Directors to identify and explore other alternatives, if appropriate, designed to maximize shareholder value.

The shareholder rights plan provides that one right to purchase a common share (a “Right”) will be issued in respect of each of the outstanding New THI common shares to holders as of the effective date of the plan, as well as in respect of each common share issued after the effective date and prior to the Separation Time (as defined below).

Under the shareholder rights plan, a bidder making a Permitted Bid (as defined below) for New THI common shares may not take up any shares before the close of business on the 60th day after the date of the bid and then only if more than 50% of New THI’s common shares not beneficially owned by the person making the bid and certain related parties are deposited, in which case the bid must be extended for 10 business days on the same terms. The rights plan is intended to encourage an offeror to proceed by way of Permitted Bid or to approach the Board of Directors with a view to negotiation by creating the potential for substantial dilution of the offeror’s position, making the acquisition much more costly. The Permitted Bid provisions of the rights plan are designed to ensure that, in any take-over bid, all shareholders are treated equally, receive the maximum available value for their investment and are given adequate time to properly assess the bid on a fully informed basis. Under the rights plan, a bid for less than all of the common shares may be a Permitted Bid.

It was not the intention of the New THI Board of Directors in adopting the shareholder rights plan to secure the continuance of existing members of the Board of Directors or management in office, or to avoid a bid for control of the corporation. Through the Permitted Bid mechanism, described in more detail below, shareholders may tender to a bid which meets the Permitted Bid criteria without triggering the rights plan, regardless of the acceptability of the bid to the New THI Board of Directors. Even in the context of a bid that does not meet the Permitted Bid criteria, the New THI Board of Directors will continue to be bound by its fiduciary duties to consider any bid for the common shares of New THI in deciding whether to exercise its discretion under the shareholder rights plan to waive its application to the offer. In discharging that responsibility, the New THI Board of Directors must act honestly and in good faith with a view to the best interests of New THI.

In addition, the shareholder rights plan was not adopted in response to, or in anticipation of, any acquisition or take-over offer. The rights plan does not inhibit any shareholder from using the proxy mechanism set out in the CBCA to promote a change in the management or direction of the corporation, including the right to requisition the directors to call a meeting of shareholders to transact any proper business to be considered by New THI’s shareholders.

Trading of Rights

The Rights are not exercisable until the Separation Time (as defined below), and certificates representing the Rights will not be sent to shareholders. Until the Separation Time, or earlier termination or expiration of the Rights, the Rights are evidenced by and transferred with the associated New THI common shares and the surrender for transfer of any common shares will also constitute the surrender for transfer of the Rights associated with those common shares. After the Separation Time, the Rights will become exercisable and begin to trade separately from the associated common shares. The initial “Exercise Price” under each Right in order to acquire a common share is Cdn. $150.

Separation of Rights

The Rights will become exercisable and begin to trade separately from the associated New THI common shares at the “Separation Time,” which is generally the close of business on the tenth trading day after the earliest to occur of (a) a public announcement that a person or a group of affiliated or associated persons (an “Acquiring Person”) has acquired beneficial ownership of 20% or more of the outstanding common shares other than as a result of (i) a reduction in the number of common shares outstanding, (ii) a Permitted Bid or Competing Permitted Bid (see “Permitted Bids” below), (iii) acquisitions of common shares in respect of which the Board of Directors of New THI has waived the application of the shareholder rights plan, or (iv) other specified exempt acquisitions in which shareholders participate on a pro rata basis; (b) the date of commencement of, or the first public announcement of an intention of any person to commence, a take-over bid where the common shares subject to the bid owned by that person (including affiliates, associates and others acting jointly or in concert therewith) would constitute 20% or more of the outstanding common shares; and (c) the date upon which a Permitted Bid or Competing Permitted Bid ceases to be such.

As soon as practicable following the Separation Time, a separate book entry will be made evidencing the Rights, and the book entry alone will evidence the Rights. The shareholder rights plan will remain in effect until September 28, 2018, subject to being reconfirmed by shareholders of New THI every three years (the “Expiration Date”). If the shareholder rights plan is not reconfirmed at the third and sixth annual meetings of New THI shareholders following the THI USA stockholders’ meeting at which the merger is considered, or if the shareholder rights plan is not presented for reconfirmation at such annual meetings, the shareholder rights plan and all outstanding rights shall terminate as of the adjournment of the relevant annual meeting, provided that termination shall not occur if a Flip-in Event (as defined below) has occurred (other than one that has been waived in accordance with terms of the shareholder rights plan).

When Rights become Exercisable

After the Separation Time, each Right entitles the holder thereof to purchase one common share at the Exercise Price. Following a transaction which results in a person becoming an Acquiring Person (a “Flip-in Event”), the Rights entitle the holder thereof (other than a holder who is an Acquiring Person) to receive upon exercise common shares with a market value equal to twice the then Exercise Price of the Rights. For example, if, at the time of such announcement, the Exercise Price is Cdn. $150 and the common shares have a market price of Cdn. $25, the holder of each Right would be entitled to receive Cdn. $300 in market value of the common shares (12 common shares) after paying Cdn. $150 for such shares (i.e., the shares may be purchased at a 50% discount). In such event, however, any Rights directly or beneficially owned by an Acquiring Person (including affiliates, associates and others acting jointly or in concert therewith), or a transferee or any such person, will be void. A Flip-in Event does not include acquisitions pursuant to a “Permitted Bid” or “Competing Permitted Bid” (both as defined below).

Permitted Bids

The shareholder rights plan includes a “Permitted Bid” concept whereby a take-over bid for New THI will not trigger the Rights if the bid meets certain conditions. A “Permitted Bid” is defined as an offer to acquire New THI common shares or securities that are eligible to be converted into New THI common shares for cash or securities made by means of a take-over bid circular where the common shares (including common shares that may be acquired upon conversion of securities convertible into common shares) subject to the offer, together with shares directly or beneficially owned by the offeror at the date of the offer (including its affiliates, associates and others acting jointly or in concert therewith), constitute 20% or more of the outstanding common shares and that also complies with the following additional provisions:

(i)	the bid must be made to all the holders of common shares other than the offeror;

(ii)	the bid must contain an irrevocable and unqualified condition that no common shares will be taken up or paid for prior to the close of business on a date which is not less than 60 days following the date of the bid and then only if more than 50% of the common shares held by Independent Shareholders (as referred to below) have been deposited or tendered to the bid and not withdrawn;

(iii)	common shares may be deposited pursuant to the bid, unless it is withdrawn, at any time prior to the date shares may be taken up or paid for under the bid and common shares deposited pursuant to the bid may be withdrawn until taken up or paid for; and;

(iv)	if the deposit condition referred to in (ii) above is satisfied, the offeror will make a public announcement of that fact and the bid will remain open for deposit and tenders of common shares for at least 10 business days from the date such extension is publicly announced.

“Independent Shareholders” are defined as holders of common shares other than (i) an Acquiring Person, (ii) any offeror making a take-over bid, (iii) any affiliate or associate of an Acquiring Person or offeror, (iv) persons acting jointly or in concert with an Acquiring Person, and (v) employee benefit, stock purchase or certain other plans or trusts for employees of the corporation or its wholly-owned subsidiaries unless the beneficiaries of such plans or trusts direct the voting or tendering to a take-over bid of the common shares.

The New THI Board of Directors, when a Permitted Bid is made, will continue to have the duty and power to take such actions and make such recommendations to shareholders as are considered appropriate.

Competing Permitted Bids

A “Competing Permitted Bid” is a take-over bid made after a Permitted Bid has been made and prior to its expiry that satisfies all components of the definition of a Permitted Bid, except that it must remain open for acceptance until at least the 60th day after the earliest date on which another Permitted Bid then in existence was made. The reduction in the time for acceptance of a Competing Permitted Bid is designed to allow, as nearly as practicable, all bids to be dealt with by the shareholders of the corporation within substantially the same time frame.

Redemption and Waiver; Termination of the Rights Plan

The Rights may be redeemed by the New THI Board of Directors, with the prior approval of the holders of common shares or Rights, as the case may be, at any time prior to the occurrence of a Flip-in Event at a redemption price of Cdn. $0.00001 per Right. Rights are deemed to have been redeemed if a bidder successfully completes a Permitted Bid. Additionally, see “Separation of Rights,” regarding the termination of the shareholder rights plan if it is not reconfirmed at the third and sixth annual meetings of New THI shareholders.

Under the terms of the shareholder rights plan, the New THI Board of Directors can waive the application of the plan to enable a particular take-over bid to proceed, in which case the terms of the shareholder rights plan will be deemed to have been waived with respect to any other take-over bid made prior to the expiry of any bid subject to such waiver.

Protection Against Dilution

The Exercise Price, the number and nature of securities which may be purchased upon the exercise of Rights and the number of Rights outstanding are subject to adjustment from time to time to prevent dilution in the event of stock dividends, subdivisions, consolidations, reclassifications or other changes in the outstanding common shares, pro rata distributions to holders of common shares and other circumstances where adjustments are required to appropriately protect the interests of the holders of Rights.